Exhibit 99.1
FOR IMMEDIATE RELEASE
Nov. 7, 2023

Darling Ingredients Inc. Reports Third Quarter 2023 Results

Third Quarter 2023
•Net income of $125.0 million, or $0.77 per GAAP diluted share
•Net sales of $1.6 billion
•Combined adjusted EBITDA of $334.3 million
•Global ingredients business EBITDA of $247.8 million
•Received $62.2 million in cash dividends from Diamond Green Diesel

IRVING, TEXAS - Darling Ingredients Inc.(NYSE: DAR) today reported net income of $125.0 million, or $0.77 per diluted share for third quarter of 2023, compared to net income of $191.1 million, or $1.17 per diluted share, for third quarter of 2022. The company also reported net sales of $1.6 billion for the third quarter of 2023, compared with net sales of $1.7 billion for the same period a year ago.

“Our core business continues to perform extremely well. We had seasonally strong performance during the third quarter and were able to return gross margins to pre-acquisition levels,” said Randall C. Stuewe, Darling Ingredients Chairman and Chief Executive Officer. “The company has good momentum as we close out the year and is well positioned heading into 2024.”

For the nine months ended Sept. 30, 2023, Darling Ingredients reported net sales of $5.2 billion, compared to net sales of $4.8 billion for the same period in 2022. Net income for the first nine months of 2023 was $563.2 million, or $3.47 per diluted share, as compared to net income of $581.1 million, or $3.54 per diluted share, for the first nine months of 2022.

Diamond Green Diesel (DGD) sold 266.8 million gallons of renewable diesel for the third quarter 2023 at an average of $0.65 per gallon EBITDA. Year-to-date, DGD has sold 910.0 million gallons of renewable diesel at an average of $1.02 per gallon EBITDA. During the third quarter, Darling Ingredients received $62.2 million in cash dividends from the joint venture, and $163.6 million in cash dividends year to date.

“Extreme volatility in the global petroleum market and swift declines in RINs and LCFS prices created headwinds in our Fuel business during 3Q,” Stuewe said. “A recent decline in fat prices have shown that new renewable diesel capacity is not coming on line as soon as projected. Despite these headwinds, DGD is still performing above investment case returns.”

Combined adjusted EBITDA for the third quarter 2023 was $334.3 million, compared to $394.7 million for the same period in 2022. On a year-to-date basis, combined adjusted EBITDA totaled $1.26 billion, as compared to $1.13 billion for the same period in 2022.

As of Sept. 30, 2023, Darling Ingredients had $119.0 million in cash and cash equivalents, and $1 billion available under its committed revolving credit agreement. Total debt outstanding as of Sept. 30, 2023, was $4.4 billion. The leverage ratio as measured by the company’s bank covenant was 3.25X as of Sept. 30, 2023. Capital expenditures were $146.2 million for the third quarter 2023, and $380.6 million for the first nine months ended Sept. 30, 2023.

The company guidance for fiscal year 2023 is $1.6 to $1.7 billion combined adjusted EBITDA.

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended September 30, 2023
Net sales	$1,047,796	$455,744	$121,664	$—	$1,625,204
Cost of sales and operating expenses	804,312	338,208	96,213	—	1,238,733
Gross Margin	$243,484	$117,536	$25,451	$—	$386,471

Gross Margin %	23.2%	25.8%	20.9%	—	23.8%

Loss/(gain) on sale of assets	833	117	(21)	—	929
Selling, general and administrative expenses	80,985	31,463	5,666	19,583	137,697
Acquisition and integration costs	—	—	—	3,430	3,430
Change in fair value of contingent consideration	(5,559)	—	—	—	(5,559)
Depreciation and amortization	88,954	25,418	9,026	2,596	125,994
Equity in net income of Diamond Green Diesel	—	—	54,389	—	54,389
Segment Operating Income/(Loss)	78,271	60,538	65,169	(25,609)	178,369

Equity in Net Income of Unconsolidated Subs	1,534	—	—	—	1,534
Segment Income/(Loss)	$79,805	$60,538	$65,169	$(25,609)	$179,903

Segment EBITDA	161,666	85,956	19,806	(19,583)	247,845
DGD Adjusted EBITDA (Darling's Share)	—	—	86,450	—	86,450
Combined Adjusted EBITDA	$161,666	$85,956	$106,256	$(19,583)	$334,295

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended October 1, 2022
Net sales	$1,273,142	$347,902	$126,555	$—	$1,747,599
Cost of sales and operating expenses	1,012,899	256,557	101,781	—	1,371,237
Gross Margin	$260,243	$91,345	$24,774	$—	$376,362

Gross Margin %	20.4%	26.3%	19.6%	—	21.5%

Gain on sale of assets	(2,290)	(809)	(17)	—	(3,116)
Selling, general and administrative expenses	63,973	23,909	1,724	15,474	105,080
Acquisition and integration costs	—	—	—	4,503	4,503
Depreciation and amortization	80,679	14,408	7,284	2,607	104,978
Equity in net income of Diamond Green Diesel	—	—	103,414	—	103,414
Segment Operating Income/(Loss)	117,881	53,837	119,197	(22,584)	268,331

Equity in Net Income of Unconsolidated Subs	2,301	—	—	—	2,301
Segment Income/(Loss)	$120,182	$53,837	$119,197	$(22,584)	$270,632

Segment EBITDA	198,560	68,245	23,067	(15,474)	274,398
DGD Adjusted EBITDA (Darling's Share)	—	—	120,333	—	120,333
Combined Adjusted EBITDA	$198,560	$68,245	$143,400	$(15,474)	$394,731

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended September 30, 2023
Net sales	$3,426,950	$1,328,229	$418,818	$—	$5,173,997
Cost of sales and operating expenses	2,630,797	999,418	335,193	—	3,965,408
Gross Margin	$796,153	$328,811	$83,625	$—	$1,208,589

Gross Margin %	23.2%	24.8%	20.0%	—	23.4%

Loss/(gain) on sale of assets	813	99	(51)	—	861
Selling, general and administrative expenses	233,082	98,269	16,829	61,734	409,914
Restructuring and asset impairment charges	92	5,328	—	—	5,420
Acquisition and integration costs	—	—	—	12,158	12,158
Change in fair value of contingent consideration	(13,058)	—	—	—	(13,058)
Depreciation and amortization	261,849	68,336	25,986	7,915	364,086
Equity in net income of Diamond Green Diesel	—	—	361,690	—	361,690
Segment Operating Income/(Loss)	313,375	156,779	402,551	(81,807)	790,898

Equity in Net Income of Unconsolidated Subs	3,503	—	—	—	3,503
Segment Income/(Loss)	$316,878	$156,779	$402,551	$(81,807)	$794,401

Segment EBITDA	562,258	230,443	66,847	(61,734)	797,814
DGD Adjusted EBITDA (Darling's Share)	—	—	463,171	—	463,171
Combined Adjusted EBITDA	$562,258	$230,443	$530,018	$(61,734)	$1,260,985

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended October 1, 2022
Net sales	$3,322,927	$1,071,897	$369,297	$—	$4,764,121
Cost of sales and operating expenses	2,522,728	807,833	292,760	—	3,623,321
Gross Margin	$800,199	$264,064	$76,537	$—	$1,140,800

Gross Margin %	24.1%	24.6%	20.7%	—	23.9%

Gain on sale of assets	(3,595)	(891)	(74)	—	(4,560)
Selling, general and administrative expenses	185,045	73,608	9,921	46,314	314,888
Restructuring and asset impairment charges	8,557	—	—	—	8,557
Acquisition and integration costs	—	—	—	13,634	13,634
Depreciation and amortization	203,967	44,307	20,894	8,169	277,337
Equity in net income of Diamond Green Diesel	—	—	248,898	—	248,898
Segment Operating Income/(Loss)	406,225	147,040	294,694	(68,117)	779,842

Equity in Net Income of Unconsolidated Subs	5,933	—	—	—	5,933
Segment Income/(Loss)	$412,158	$147,040	$294,694	$(68,117)	$785,775

Segment EBITDA	618,749	191,347	66,690	(46,314)	830,472
DGD Adjusted EBITDA (Darling's Share)	—	—	297,503	—	297,503
Combined Adjusted EBITDA	$618,749	$191,347	$364,193	$(46,314)	$1,127,975

Segment EBITDA consists of segment income (loss), less equity in net income/loss from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2023 and December 31, 2022
(in thousands)

	September 30, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$118,977	$127,016
Restricted cash	304	315
Accounts receivable, net	735,582	676,573
Inventories	822,765	673,621
Prepaid expenses	101,559	85,665
Income taxes refundable	25,689	18,583
Other current assets	38,119	56,324
Total current assets	1,842,995	1,638,097

Property, plant and equipment, net	2,798,727	2,462,082
Intangible assets, net	1,091,446	865,122
Goodwill	2,447,376	1,970,377
Investment in unconsolidated subsidiaries	2,164,182	1,926,395
Operating lease right-of-use assets	202,947	186,141
Other assets	238,053	136,268
Deferred income taxes	24,611	17,888
	$10,810,337	$9,202,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$73,862	$69,846
Accounts payable, principally trade	394,748	472,491
Income taxes payable	18,294	44,851
Current operating lease liabilities	52,378	49,232
Accrued expenses	494,421	432,023
Total current liabilities	1,033,703	1,068,443
Long-term debt, net of current portion	4,338,126	3,314,969
Long-term operating lease liabilities	154,858	141,703
Other non-current liabilities	313,889	298,933
Deferred income taxes	502,779	481,832
Total liabilities	6,343,355	5,305,880
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,744	1,736
Additional paid-in capital	1,691,636	1,660,084
Treasury stock, at cost	(628,991)	(554,451)
Accumulated other comprehensive loss	(332,413)	(383,874)
Retained earnings	3,648,738	3,085,528
Total Darling's stockholders' equity	4,380,714	3,809,023
Noncontrolling interests	86,268	87,467
Total Stockholders' Equity	4,466,982	3,896,490
	$10,810,337	$9,202,370

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three and Nine Months Ended September 30, 2023 and October 1, 2022
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	September 30,	October 1,	Favorable	September 30,	October 1,	Favorable
	2023	2022	(Unfavorable)	2023	2022	(Unfavorable)
Net sales	$1,625,204	$1,747,599	$(122,395)	$5,173,997	$4,764,121	$409,876
Costs and expenses:
Cost of sales and operating expenses	1,238,733	1,371,237	132,504	3,965,408	3,623,321	(342,087)
Loss/(gain) on sale of assets	929	(3,116)	(4,045)	861	(4,560)	(5,421)
Selling, general and administrative expenses	137,697	105,080	(32,617)	409,914	314,888	(95,026)
Restructuring and asset impairment charges	—	—	—	5,420	8,557	3,137
Acquisition and integration costs	3,430	4,503	1,073	12,158	13,634	1,476
Change in fair value of contingent consideration	(5,559)	—	5,559	(13,058)	—	13,058
Depreciation and amortization	125,994	104,978	(21,016)	364,086	277,337	(86,749)
Total costs and expenses	1,501,224	1,582,682	81,458	4,744,789	4,233,177	(511,612)
Equity in net income of Diamond Green Diesel	54,389	103,414	(49,025)	361,690	248,898	112,792
Operating income	178,369	268,331	(89,962)	790,898	779,842	11,056
Other expense:
Interest expense	(70,278)	(39,816)	(30,462)	(190,770)	(79,427)	(111,343)
Foreign currency gain/(loss)	845	(493)	1,338	8,339	(6,005)	14,344
Other income/(expense), net	2,247	(2,807)	5,054	13,485	(3,851)	17,336
Total other expense	(67,186)	(43,116)	(24,070)	(168,946)	(89,283)	(79,663)
Equity in net income of other unconsolidated subsidiaries	1,534	2,301	(767)	3,503	5,933	(2,430)
Income before income taxes	112,717	227,516	(114,799)	625,455	696,492	(71,037)
Income tax expense/(benefit)	(15,364)	35,215	50,579	52,322	108,631	56,309
Net income	128,081	192,301	(64,220)	573,133	587,861	(14,728)
Net income attributable to noncontrolling interests	(3,055)	(1,220)	(1,835)	(9,923)	(6,731)	(3,192)
Net income attributable to Darling	$125,026	$191,081	$(66,055)	$563,210	$581,130	$(17,920)

Basic income per share:	$0.78	$1.19	$(0.41)	$3.52	$3.60	$(0.08)
Diluted income per share:	$0.77	$1.17	$(0.40)	$3.47	$3.54	$(0.07)

Number of diluted common shares:	162,425	163,635		162,537	164,327

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Nine Months Ended September 30, 2023 and October 1, 2022
(in thousands)

	(unaudited)

	September 30,	October 1,
Cash flows from operating activities:	2023	2022
Net income	$573,133	$587,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	364,086	277,337
Loss/(gain) on sale of assets	861	(4,560)
Asset Impairment	—	8,557
Change in fair value of contingent consideration	(13,058)	—
Gain on insurance proceeds from insurance settlements	(13,836)	—
Deferred taxes	(18,192)	42,120
Decrease in long-term pension liability	809	(2,753)
Stock-based compensation expense	27,046	18,884
Deferred loan cost amortization	4,674	3,552
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(365,193)	(254,831)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	168,277	95,546
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	25,731	(45,457)
Income taxes refundable/payable	(39,123)	(2,004)
Inventories and prepaid expenses	(22,694)	(140,971)
Accounts payable and accrued expenses	(39,570)	78,656
Other	29,337	(23,499)
Net cash provided by operating activities	682,288	638,438
Cash flows from investing activities:
Capital expenditures	(380,556)	(257,120)
Acquisition, net of cash acquired	(1,093,183)	(1,760,139)
Investment in Diamond Green Diesel	(75,000)	(239,750)
Investment in other unconsolidated subsidiaries	(27)	—
Loan to Diamond Green Diesel	—	(25,000)
Loan repayment from Diamond Green Diesel	25,000	50,000
Gross proceeds from sale of property, plant and equipment and other assets	4,817	9,430
Proceeds from insurance settlement	13,836	—
Payments related to routes and other intangibles	(1,521)	(179)
Net cash used in investing activities	(1,506,634)	(2,222,758)
Cash flows from financing activities:
Proceeds from long-term debt	812,348	1,929,870
Payments on long-term debt	(102,463)	(39,511)
Borrowings from revolving credit facility	1,972,953	1,684,840
Payments on revolving credit facility	(1,707,840)	(1,743,523)
Net cash overdraft financing	6,008	21,090
Deferred loan costs	(9)	(16,758)
Repurchase of common stock	(52,941)	(103,061)
Minimum withholding taxes paid on stock awards	(17,278)	(46,394)
Distributions to noncontrolling interests	(8,628)	(3,653)
Net cash provided by financing activities	902,150	1,682,900
Effect of exchange rate changes on cash flows	25,559	(20,295)
Net increase in cash, cash equivalents and restricted cash	103,363	78,285
Cash, cash equivalents and restricted cash at beginning of period	150,168	69,072
Cash, cash equivalents and restricted cash at end of period	$253,531	$147,357

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
September 30, 2023 and December 31, 2022
(in thousands)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets:
Total current assets	$1,641,934	$1,304,805
Property, plant and equipment, net	3,831,367	3,866,854
Other assets	94,149	61,665
Total assets	$5,567,450	$5,233,324

Liabilities and members' equity:
Total current portion of long term debt	$228,365	$217,066
Total other current liabilities	391,027	515,023
Total long term debt	744,451	774,783
Total other long term liabilities	16,408	17,249
Total members' equity	4,187,199	3,709,203
Total liabilities and members' equity	$5,567,450	$5,233,324

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three and Nine Months Ended September 30, 2023 and September 30, 2022
(in thousands)

	Three Months Ended			Nine Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2023	2022	(Unfavorable)	2023	2022	(Unfavorable)
Revenues:
Operating revenues	$1,430,666	$1,470,036	$(39,370)	$5,356,827	$3,906,614	$1,450,213
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	1,257,766	1,229,371	(28,395)	4,430,485	3,311,608	(1,118,877)
Depreciation, amortization and accretion expense	55,118	31,793	(23,325)	172,040	89,602	(82,438)
Total costs and expenses	1,312,884	1,261,164	(51,720)	4,602,525	3,401,210	(1,201,315)
Operating income	117,782	208,872	(91,090)	754,302	505,404	248,898
Other income	2,701	1,215	1,486	6,863	1,926	4,937
Interest and debt expense, net	(11,705)	(3,259)	(8,446)	(37,785)	(9,534)	(28,251)
Net income	$108,778	$206,828	$(98,050)	$723,380	$497,796	$225,584

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Nine Months Ended September 30, 2023 and October 1, 2022
(in thousands)

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
Adjusted EBITDA	September 30,		October 1,	September 30,		October 1,
	2023		2022	2023		2022

Net income attributable to Darling	$125,026		$191,081	$563,210		$581,130
Depreciation and amortization	125,994		104,978	364,086		277,337
Interest expense	70,278		39,816	190,770		79,427
Income tax expense/(benefit)	(15,364)		35,215	52,322		108,631
Restructuring and asset impairment charges	—		—	5,420		8,557
Acquisition and integration costs	3,430		4,503	12,158		13,634
Change in fair value of contingent consideration	(5,559)		—	(13,058)		—
Foreign currency loss/(gain)	(845)		493	(8,339)		6,005
Other expense/(income), net	(2,247)		2,807	(13,485)		3,851
Equity in net income of Diamond Green Diesel	(54,389)		(103,414)	(361,690)		(248,898)
Equity in net income of other unconsolidated subsidiaries	(1,534)		(2,301)	(3,503)		(5,933)
Net income attributable to noncontrolling interests	3,055		1,220	9,923		6,731
Adjusted EBITDA (Non-GAAP)	$247,845		$274,398	$797,814		$830,472
Foreign currency exchange impact	(8,677)	(1)		(2,898)	(2)
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$239,168		$274,398	$794,916		$830,472
DGD Joint Venture Adjusted EBITDA (Darling's share)	$86,450		$120,333	$463,171		$297,503
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$334,295		$394,731	$1,260,985		$1,127,975

(1) The average rates for the three months ended September 30, 2023 were €1.00:$1.09, R$1.00:$0.21 and C$1.00:$0.75 as compared to the average rate for the three months ended October 1, 2022 of €1.00:$1.01, R$1.00:$0.19 and C$1.00:$0.77, respectively.
(2) The average rates for the nine months ended September 30, 2023 were €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74 as compared to the average rate for the nine months ended October 1, 2022 of €1.00:$1.07, R$1.00:$0.19 and C$1.00:$0.78, respectively.

About Darling Ingredients
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 260 facilities in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals, and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s third quarter 2023 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Wednesday, Nov. 8, 2023.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on November 8, 2023, or call 844-868-8847 (United States) or 412-317-6593 (International) and ask for "The Darling Ingredients Call” that day.

A replay of the call will be available online via the webcast registration link and via phone at 877-344-7529 (United States), 855-669-9658 (Canada) or 412-317-0088 (International) using reference passcode 7150600. The phone replay will be available two hours after the call concludes through November 15, 2023.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring, acquisition and integration costs, goodwill and long-lived asset impairment, change in fair value of contingent consideration, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at September 30, 2023. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green

Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release contains includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control. Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as the introduction of a global minimum tax; difficulties or a significant disruption in the Company's information systems or failure to implement new systems and software successfully; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israel-Palestinian conflict; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, such as the recent turmoil in the world banking markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company cautions readers that all forward-

looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com